EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

In connection with the Amended Yearly Report of Medical International Technology, Inc. (the "Company") on Form 10-KSB for the year ending October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michel Bayouk, Secretary and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   Michel Bayouk
Michel Bayouk
Secretary and Principal Accounting Officer

January 8, 2008